AMENDED AND RESTATED LOAN AGREEMENT

                                 BY AND BETWEEN

                              EQUUS II INCORPORATED
                                  ("BORROWER")

                                       AND

                           NATIONSBANK OF TEXAS, N.A.
                                   ("LENDER")

                     DATED AS OF THE 29TH DAY OF MARCH, 1996


                                 EXECUTION COPY


                       AMENDED AND RESTATED LOAN AGREEMENT
                                TABLE OF CONTENTS
                 CAPTION                                                    PAGE
                 -------                                                    ----
SECTION 1. GENERAL TERMS ...................................................  1
   1.1   INDEBTEDNESS ......................................................  1
   1.2   CERTAIN DEFINITIONS; USE OF DEFINED TERMS; ACCOUNTING TERMS;
         SINGULAR OR PLURAL ................................................  1
   1.3   REVOLVING FACILITY A ..............................................  7
   1.4   REVOLVING FACILITY B ............................................... 11
   1.5   REPAYMENT SCHEDULE ................................................. 11
   1.6   PREPAYMENT ......................................................... 12
   1.7   FACILITY C ......................................................... 12

SECTION 2. REPRESENTATIONS AND WARRANTIES ................................... 13
   2.1   CORPORATE EXISTENCE ................................................ 13
   2.2   CORPORATE AUTHORITY ................................................ 13
   2.3   FINANCIAL CONDITION ................................................ 14
   2.4   INVESTMENTS, LOANS, ADVANCES AND GUARANTEES ........................ 14
   2.5   LIABILITIES AND LITIGATION ......................................... 14
   2.6   NO DEFAULT ......................................................... 14
   2.7   TAXES .............................................................. 15
   2.8   COMPLIANCE ......................................................... 15
   2.9   PENSION REFORM ACT ................................................. 15
   2.10  ENVIRONMENTAL LAWS ................................................. 15
   2.11  FULL DISCLOSURE .................................................... 15
   2.12  CREDIT AGREEMENTS .................................................. 16
   2.13  INVESTMENT COMPANY ACT ............................................. 16
   2.14  PUBLIC UTILITY HOLDING COMPANY ACT ................................. 16

SECTION 3. AFFIRMATIVE COVENANTS ............................................ 16
   3.1   REPORTING REQUIREMENTS ............................................. 16
   3.2   TAXES AND OTHER LIENS .............................................. 18
   3.3   MAINTENANCE ........................................................ 18
   3.4   FURTHER ASSURANCES ................................................. 18
   3.5   PERFORMANCE OF OBLIGATIONS ......................................... 18
   3.6   REIMBURSEMENT OF COSTS AND EXPENSES ................................ 19
   3.7   CERTIFICATE OF COMPLIANCE .......................................... 19
   3.8   LITIGATION ......................................................... 19
   3.9   SECURITY ........................................................... 20
   3.10  BORROWING BASE...................................................... 20

                                      (ii)

SECTION 4.  NEGATIVE COVENANTS............................................... 21
   4.1   GUARANTEES AND DEBTS ............................................... 21
   4.2   DIVIDENDS AND REDEMPTION ........................................... 22
   4.3   MERGERS, ETC ....................................................... 22
   4.4   ENCUMBRANCES ....................................................... 22
   4.5   SALE OF ASSETS ..................................................... 22
   4.6   TRANSACTIONS WITH AFFILIATES ....................................... 23
   4.7   VALUATION PROCEDURES ............................................... 23

SECTION 5. EVENTS OF DEFAULT AND REMEDIES ................................... 23
   5.1   EVENTS OF DEFAULT .................................................. 23
   5.2   REMEDIES ........................................................... 24

SECTION 6. CLOSING .......................................................... 25
   6.1   COUNSEL TO LENDER .................................................. 25
   6.2   REQUIRED DOCUMENTS ................................................. 25
   6.3   OTHER CONDITIONS ................................................... 25

SECTION 7. MISCELLANEOUS .................................................... 25
   7.1   SURVIVAL OF VARIOUS MATTERS ........................................ 25
   7.2   NOTICES ............................................................ 25
   7.3   SUCCESSORS AND ASSIGNS ............................................. 26
   7.4   RENEWALS ........................................................... 27
   7.5   NO WAIVER .......................................................... 27
   7.6   GOVERNING LAW ...................................................... 27
   7.7   NON-SUBORDINATION .................................................. 27
   7.8   EXHIBITS ........................................................... 27
   7.9   PAYMENT ON NON-BUSINESS DAYS ....................................... 27
   7.10  SEVERABILITY........................................................ 27
   7.11  CONTROLLING DOCUMENT................................................ 28
   7.12  SAVINGS CLAUSE...................................................... 28
   7.13  INVESTMENT.......................................................... 28

                                      (ii)

   7.14  SET OFF............................................................. 28
   7.15  INDEMNITY........................................................... 29
   7.16  ARBITRATION......................................................... 29
   7.17  CHANGE OF ADVISORS.................................................. 29

EXHIBITS

   "1.3.1"           BORROWING APPLICATION
   "1.3.2"           FORM OF REVOLVING NOTE-A
   "1.3.3"           FORM OF REVOLVING NOTE-B
   "1.7"             FORM OF FACILITY C NOTE
   "2.4"             PORTFOLIO INVESTMENT SUMMARY
   "3.7"             CERTIFICATE OF COMPLIANCE
   "3.10"            BORROWING BASE REPORT
   "6.2"             CLOSING REQUIREMENTS
   "7.16"            ARBITRATION PROGRAM

                                      (iii)

                       AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT made and entered into as of the 29th day of March, 1996 by and between EQUUS II Incorporated, a Delaware corporation, with offices and place of business at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019 (hereinafter called "Borrower"), and NationsBank of Texas, N.A., a national banking association, with offices at 700 Louisiana, Houston, Texas 77002 (hereinafter called "Lender").

                                    AGREEMENT

         Whereas, on March 18, 1996, Borrower and Lender executed that certain Loan Agreement ("Prior Loan Agreement") and have agreed to amend and restate said Prior Loan Agreement to provide for an additional credit facility;

         Whereas, Borrower and Lender agree that upon the execution of this Amended and Restated Loan Agreement, its terms shall govern and control the transactions contemplated hereby and the Prior Loan Agreement shall be superseded with respect to such transactions after the date hereof;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Borrower and Lender agree as follows:

                            SECTION 1. GENERAL TERMS

         1.1 INDEBTEDNESS . Upon the terms and conditions hereinafter set forth, the Lender agrees to lend to and/or issue letters of credit for the account of Borrower in an aggregate of up to $20,000,000.00 outstanding at any time as evidenced by the Credit Facility to be extended to the Borrower by the Lender as more specifically described in Section 1.3 and Section 1.4 hereof.

         1.2 CERTAIN DEFINITIONS; USE OF DEFINED TERMS; ACCOUNTING TERMS; SINGULAR OR PLURAL.
(a)  As used herein:

(1) "Affiliate" shall mean with respect to any Person any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

               (2) "Agreement" shall mean this Amended and Restated Loan Agreement as it may be amended or supplemented from time to time.

               (3) "Borrowing Base A" shall mean the borrowing base as calculated pursuant to Section 3.10(a).

               (4) "Borrowing Base B" shall mean the borrowing base as calculated pursuant to Section 3.10(b).

               (5) "Borrowing Base Report" shall mean the report in the form set forth in Exhibit "3.10."

               (6) "Business Day" shall mean any weekday on which Lender is open for business.

               (7) "Cash Collateral Account" shall mean Account No. 266-521-2337 with Lender or such other account as Borrower and Lender designate in writing.

               (8) "Cash Collateral Account Rate" shall mean the actual rate of return on the assets maintained in the Cash Collateral Account securing the advances pursuant to Facility C.

               (9) "Certificate of Compliance" shall mean the certificate described in Section 3.7 of this Agreement.

               (10) "Collateral" shall mean the property described in Section
          3.10 of this Agreement, securing payment of the Indebtedness and performance of the Obligations.

               (11) "Commitment Fee" means fees payable by Borrower to Lender
          (i) in an amount equal to $10,000.00 payable upon execution of this Agreement and (ii) on the average daily unused portion of the Credit Facility (use shall include the face amount of Credits and the principal amount of Loans outstanding) from and including the date of this Agreement to the Maturity Date, at the rate of one-quarter of one percent (1/4%) per annum based on a 365 or 366 day year as applicable and the actual number of days elapsed, payable on the last day of each March, June, September and December, commencing on March 31, 1996.

               (12) "Commitment Fee-Facility C" shall mean a fee in the amount of $50,000, payable upon execution of this Agreement.

                                       2

               (13) "Credit" means any irrevocable standby or documentary letter of credit issued by Lender for Borrower's account which shall have an expiry date of not later than 5:00 p.m. Houston, Texas time on the LOC Expiration Date, and shall be in a form acceptable to Lender.

               (14) "Credit Facility" shall mean the credit facilities described in Section 1.3 and Section 1.4, the Revolving Facility A and Revolving Facility B, respectively.

               (15) "Credit Facility Commitment Period" means the period from the date of the satisfaction of all the closing conditions in this Agreement until the Maturity Date.

               (16) "Credit Fees" means with respect to each Credit a per annum fee of one and one-half percent (1.5%) of the face amount of such Credit; provided, however, that the minimum fee per Credit shall not be less than $500; provided, further, that all Credit Fees shall be due and payable at the time of the issuance of each Credit and shall be fully earned and non-refundable when paid.

               (17) "Current Fair Market Value" means for any day (i) with respect to any Eligible Public Security which is listed or admitted to trading on one or more domestic stock exchanges the average of the last sales prices on the preceding day on all domestic stock exchanges on which such Eligible Public Security is then listed or admitted to trading or if no sale took place on such preceding day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchanges, (ii) with respect to any Eligible Public Security which is not then listed or admitted to trading on any domestic stock exchange, the average of the reported bid and asked prices on the preceding day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc. or, if such firm is not engaged at the time in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by Borrower and acceptable to Lender or if there is no such firm, as furnished by any reputable member of the National Association of Securities Dealers, Inc. selected by Borrower and acceptable to Lender and (iii) with respect to any Eligible Other Securities, the value of such securities determined by or on behalf of Borrower in good faith and consistent with the calculation of such values for purposes of the calculation of Net Asset Value discounted in accordance with Borrower's valuation methodology.

               (18) "Custody Account" means that certain custody account of Borrower with Lender (Account #3004400-0074724) in which the Portfolio Investments of Borrower shall be maintained in accordance with the terms of this Agreement and the Security Instruments. Borrower shall pay Lender an annual fee of $10,000 to defray costs of such account ("Custody Account Fee"), payable on the date of this Agreement.

                                       3

               (19) "Debt" shall mean with respect to any Person all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

                    (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                    (b) All indebtedness in effect guaranteed, directly or
               indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the obligor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the obligor; and

                    (c) All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed.

               (20) "Default" shall mean an event which with the giving of notice, the lapse of time, or both, constitutes an Event of Default.

               (21) "Defined Benefit Pension Plan," shall have the same meaning as is given to that term in ERISA.

               (22) "Eligible Other Securities" shall mean the aggregate of all Portfolio Investments owned by Borrower other than (i) Eligible Public Securities and (ii) Portfolio Investments which are debt securities which are more than 90 days past due as a result of a payment default unless Lender approves in writing the inclusion of such debt securities as "Eligible Other Securities."

               (23) "Eligible Public Securities" shall mean the aggregate of all publicly traded securities owned by Borrower that can be sold by Borrower either without restriction or pursuant to Rule 144 within twelve (12) months of the date in question.

               (24) "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                                       4

               (25) "Event of Default" shall mean any event specified in
          Section 5 of this Agreement provided that any requirement for the giving of notice, the lapse of time, or the happening of any condition, event or act has been satisfied.

               (26) "Facility C" shall mean the credit facility more fully described in Section 1.7.

               (27) Facility C Note" shall mean that certain promissory note in the maximum principal amount of $65,000,000 issued pursuant to Section
          1.7 of this Agreement in the form attached as Exhibit "1.7."

               (28) "Financial Statements" shall mean the audit report, annual financial statements, and interim statements described or referred to in Section 3.1 of this Agreement.

               (29) "Funded Debt" shall mean with respect to any Person all items of indebtedness for borrowed money.

               (30) "Indebtedness" shall mean all sums owed or to be owed by the Borrower to Lender pursuant to this Agreement whether principal or interest, including principal and interest on the Notes, reimbursement of advances pursuant to any Credit, and reimbursement of monies advanced by Lender pursuant to Section 3.6 hereof.

               (31) "Investment" shall mean an investment in the debt or equity of any Person.

               (32) "Letter of Credit Request" means a standby or documentary letter of credit application in the form prescribed by Lender, with all the blanks appropriately completed, and showing Borrower as the account party.

               (33) "Lipper Report" shall mean the report of closed end fund distributions, Net Asset Value and market price information which Borrower provides from time to time to Lipper Analytical Services, Inc.

               (34) "Loan" shall mean any advance pursuant to the Credit
          Facility.

               (35) "LOC Expiration Date" means April 2, 2002.

               (36) "Maturity Date" means April 3, 1997.

               (37) "Net Asset Value" shall mean all assets of Borrower, less all liabilities of Borrower which, in accordance with generally accepted accounting principles, would be required to be reflected on a balance sheet of Borrower.

                                       5

               (38) "Notes" shall mean the Revolving Notes and the Facility C Note.

               (39) "Obligations" means all present and future obligations, duties, and liabilities, now or hereafter owed to Lender by Borrower, arising from or pursuant to the Revolving Notes, this Agreement or any of the Security Instruments, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement thereof or collection of amounts due thereunder.

               (40) "Permitted Encumbrances" shall mean the encumbrances and liens allowed pursuant to Section 4.4.

               (41) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, government or political subdivision or agency thereof.

               (42) "Portfolio Investments" shall mean all notes receivable, common and preferred stock, options, warrants, and other investment property, instruments, chattel paper and general intangibles owned by Borrower from time to time and included in the Borrower's computation of Net Asset Value. The Portfolio Investments include, but are not limited to, (i) all publicly traded securities sold or issued by the companies listed on EXHIBIT 2.4 to this Agreement owned by the Borrower and pledged to the Lender, including all income from, and all proceeds of, such securities and (ii) all of the privately held securities issued or sold by the companies listed on EXHIBIT 2.4 to this Agreement owned by the Borrower and pledged to the Lender, including all income from, and all proceeds of, such securities.

               (43) "Portfolio Valuation Summary" shall mean at any date an evaluation of the Borrower's Portfolio Investments as of such date, including both Eligible Public Securities and Eligible Other Securities.

               (44) "Prime Rate" shall mean the variable rate of interest announced by Lender from time to time as its prime rate of interest and, without notice to the Borrower or any other person, such rate of interest shall change as and when changes in that prime rate of interest are announced. The prime rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of the Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that Lender may make various commercial or other loans at rates of interest having no relationship to the prime rate. If at any time the "prime rate" of Lender is no longer available, the owner of the Note ("Owner") will designate as "Prime Rate" a different variable rate of interest announced by a national banking association of Owner's choice.

                                       6

               (45) "Prior Financial Statements" shall mean the audited financial statements for the Borrower for the period ended December 31, 1995 and 1994, and as at such dates.

               (46) "Revolving Facility A" shall mean the revolving lines of credit pursuant to Section 1.3.

               (47) "Revolving Facility B" shall mean the revolving lines of credit pursuant to Section 1.4.

               (48) "Revolving Notes" shall mean the promissory notes of the Borrower (i) in the original principal amount of $12,500,000.00 issued pursuant to Section 1.3 of this Agreement in the form attached as Exhibit "1.3.2" to this Agreement ("Revolving Note-A"), and (ii) in the original principal amount of $7,500,000.00 issued pursuant to
          Section 1.4 of this Agreement in the form attached as Exhibit "1.3.3" to this Agreement ("Revolving Note-B").

               (49) "Security Agreements" shall mean the Security Agreement - Pledge, the Security Agreement - Pledge (Facility C), and any other security agreements of the Borrower granting Lender a security interest in the Collateral described in Section 3.9.

               (50) "Security Instruments" shall mean the instruments described or referred to in Section 3.9 of this Agreement, including but not limited to the Security Agreements and any and all instruments now or hereafter executed as security for the Notes.

         (b) All terms defined in this Agreement shall have the meanings defined herein when used in any note, certificate, report, or other document made or delivered pursuant to this Agreement, unless the context specifically requires otherwise. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

         (c) Terms in the singular shall include the plural and those in the plural shall include the singular unless the context shall otherwise require.

         1.3 REVOLVING FACILITY A . The Lender, during the period from the date of this Agreement until the Maturity Date, subject to the terms and conditions of this Agreement, and subject to the condition that at the time of each borrowing and the issuance of each Credit hereunder no Default or Event of Default has occurred and is then continuing and that the representations and warranties given by the Borrower in Section 2 as of the date of this Agreement shall remain true and correct in all material respects (except for representations and warranties (i) which are made as of a particular date or
(ii) as to which the facts which gave rise

                                       7

to the representation or warranty have changed as a result of circumstances or transactions which are contemplated or permitted pursuant to this Agreement):

                           (a) agrees to make Loans to Borrower pursuant to a
                  revolving line of credit up to but not in excess of an aggregate principal amount outstanding at any time of $12,500,000.00, provided the aggregate amount of Loans outstanding pursuant to this Section 1.3, when combined with the amount of outstanding Credits, shall not exceed Borrowing Base A. Borrower shall make written request for each Loan pursuant to Revolving Facility A pursuant to a loan request in substantially the form of Exhibit "1.3.1" attached hereto. If Borrower's written request therefor is received by 1:00 p.m., Lender shall make each such Loan available to Borrower on the same Business Day Lender receives such request. If Borrower's loan request with respect to any such Loan is received after 1:00 p.m., Lender may defer the making of such Loan to the next Business Day. Each Loan shall be in an amount of not less than $100,000.

                           (b) (1) agrees to open one or more Credits during the
                  Credit Facility Commitment Period for Borrower's account, provided the maximum amount of Credits outstanding at any time shall not exceed $6,000,000. Borrower shall submit to Lender a Letter of Credit Request with respect to each Credit to be opened by Lender, in accordance with the terms hereof and the other letter of credit agreements in effect, if any. Lender at its option may accept telecopy requests for the issuance of Credits, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of a written Letter of Credit Request in connection with the issuance of a Credit. If Lender receives a request for a Credit issuance under the Revolving Facility A satisfying the conditions thereof prior to 10:00 a.m. Houston, Texas time on a Business Day, Lender shall use reasonable efforts to issue such Credit prior to 5:00 p.m. Houston, Texas time on the next Business Day, otherwise Lender shall issue such Credit before 5:00 p.m. on the second Business Day following submission of the request (provided that the other conditions of the Revolving Facility A have been satisfied). No Credit shall be issued (i) for a period ending after the LOC Expiration Date or (ii) after the expiration of the Credit Facility Commitment Period. Borrower will be required to pay to Lender a Credit Fee for the issuance of each Credit. Each Credit shall be issued on substantially the terms as Borrower may request and such Letter of Credit Request must be in the form and substance satisfactory to Lender. The sum of the outstanding face amount of all Credits when added to the sum of the outstanding Loans pursuant to Section 1.3 shall not exceed Borrowing Base A.

                           (2)      Additional Agreements Regarding Credits:

                                       8

                                    (i) Prior to the earlier to occur of the
                  occurrence of an Event of Default or the end of the Credit Facility Commitment Period, if Borrower does not provide Lender with funds in the amount and on the date necessary to settle Lender's obligations under any draft drawn or demand made under any outstanding Credit, Lender may, in Lender's sole discretion, make, and Borrower shall accept, a Loan under the Revolving Facility A in the amount necessary to settle Lender's obligations under such draft or demand, such Loan to be made as of the date such draft or demand is honored by the Bank. Borrower's obligations and indebtedness to Lender pursuant to such Loans shall be evidenced by the Revolving Note A and this Agreement.

                                    (ii) At the end of the Credit Facility
                  Commitment Period, and upon the occurrence and during the continuance of an Event of Default, if one or more Credits are then outstanding, Borrower agrees (1) to deposit in a cash collateral account opened by Lender at its principal office in Houston, Texas an amount equal to the aggregate undrawn amount of all such Credits, and (2) to the extent Borrower has not deposited funds pursuant to Clause (1) above with respect to such Credits to reimburse Lender by paying to Lender in immediately available funds (which amounts Lender may draw from such cash collateral account) at Lender's principal office in Houston, Texas, upon its demand, the amount necessary to settle Lender's obligations under any draft drawn or demand made under a Credit issued by Lender which has not been paid by the proceeds of Loans made pursuant to the immediately preceding paragraph hereof. Borrower's obligations and indebtedness to Lender pursuant to such draws or demands made on any Credit shall be evidenced by this Agreement, the Letter of Credit Requests and the other letter of credit agreements relating to the subject Credit. After the expiry date of a Credit and after the Obligations related thereto are paid in full, Lender shall release the portion of cash collateral in excess of the undrawn amount of the remaining outstanding Credits for the account of Borrower.

                                    (iii) Borrower agrees that (1) Lender shall
                  not be responsible or liable for, and Borrower's obligation to reimburse Lender for any payment made by Lender under such Credit shall not be affected by (x) the validity, enforceability or genuineness of any draft or other document (or endorsement thereof) if such is proven to be invalid, unenforceable, fraudulent or forged, or (y) any dispute between Borrower and the beneficiary under such Credit, and
                  (2) any action taken or omitted to be taken by Lender in connection with such Credit, if taken with reasonable care, shall be binding upon Borrower and shall not create any liability for Lender to Borrower.

                                    (iv) In case of any conflict between the
                  terms of any Letter of Credit Request or other letter of credit agreement and the terms of this

                                       9

                  Agreement, the terms of this Agreement shall control. Any additional provisions of each Letter of Credit Request and other letter of credit agreement shall be cumulative and in addition to the terms of this Agreement.

                                    (v) Neither Lender nor any of Lender's
                  correspondents shall be responsible for: (1) the failure of any draft to bear any reference or adequate reference to any Credit, or the failure of any other Person to surrender or to take up any Credit or the failure of any other Person to note the amount of any instrument on any Credit, (2) errors, omissions, interruptions, or delays in transmission or delivery of any messages, in person, by mail, cable, telegraph, wireless or otherwise whether or not they may be in cipher, (3) any use which may be made of any Credit or any acts or omissions of the beneficiary thereof in connection therewith, or (4) the validity or genuineness of documents, or any endorsement(s) thereon, even if such document should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged, provided that none of the foregoing shall relieve the Lender or any of its correspondents from liability for review of documents submitted for conformity with the requirements of a Credit. Lender shall not be responsible for any act, error, neglect, default, omission, insolvency, or failure in business of any of its correspondents (including without limitation negligent acts and omissions, but expressly excluding gross negligence and willful misconduct), and the happening of any one or more of the contingencies referred to in this sentence or the preceding sentence shall not affect, impair, or prevent the vesting of any of Lender's rights or powers under the Revolving Notes, this Agreement and the Security Instruments. Lender and/or any of its correspondents may receive, accept, or pay as complying with the terms of any Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, the party in whose name any Credit provides that any drafts or any other documents should be drawn or issued. It is hereby further agreed that any action, inaction, or omission taken or suffered by Lender, or by any of its correspondents, under or in connection with any Credit or any drafts or documents referenced therein, if in conformity with such foreign or domestic laws and customs or other regulations as Lender or any of Lender's correspondents may deem to be applicable thereto, shall be binding upon Borrower and shall not place Lender or any of Lender's correspondents under any resulting liability to Borrower.

                           (c) The Borrower's obligation to repay the Revolving
                  Facility A shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit "1.3.2" hereto, payable to the order of Lender. The Revolving Note - A shall bear interest at a variable interest rate of one quarter percent (1/4%) over the Prime Rate per annum not to exceed the maximum non-

                                       10

                  usurious interest rate permitted by applicable law with the balance of principal plus accrued and unpaid interest due and payable on or before the Maturity Date.

         1.4      REVOLVING FACILITY B .

         (a) The Lender, during the period from the date of this Agreement until the Maturity Date, subject to the terms and conditions of this Agreement, and subject to the condition that at the time of each borrowing hereunder no Default or Event of Default has occurred and is then continuing and that the representations and warranties given by the Borrower in Section 2 as of the date of this Agreement shall remain true and correct in all material respects (except for representations and warranties (i) which are made as of a particular date or
(ii) as to which the facts which gave rise to the representation or warranty have changed as a result of circumstances or transactions which are contemplated or permitted pursuant to this Agreement), agrees to make Loans to Borrower pursuant to a revolving line of credit up to but not in excess of an aggregate principal amount outstanding at any time of $7,500,000.00, provided the aggregate amount outstanding pursuant to this Section 1.4 shall not exceed Borrowing Base B. Borrower shall make written request for each Loan pursuant to Revolving Facility B pursuant to a loan request in substantially the form of Exhibit "1.3.1" attached hereto. If Borrower's written request therefor is received by 1:00 p.m., Lender shall make each such Loan available to Borrower on the same Business Day Lender receives such request. If Borrower's loan request with respect to any such Loan is received after 1:00 p.m., Lender may defer the making of such Loan to the next Business Day. Each Loan shall be in an amount of not less than $100,000.

         (b) The Borrower's obligation to repay the Revolving Facility B shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit "1.3.3" hereto, payable to the order of Lender. The Revolving Note - B shall bear interest at a variable interest rate of three quarters of one percent (3/4%) over the Prime Rate per annum not to exceed the maximum non-usurious interest rate permitted by applicable law with the balance of principal plus accrued and unpaid interest due and payable on or before the Maturity Date.

         (c) In the event the Borrower completes an equity offering, Borrower shall either (i) repay the outstanding principal balance of Revolving Facility B in full or (ii) if the net proceeds are less than the outstanding principal balance of Revolving Facility B, apply 100% of the net proceeds of such offering to Revolving Facility B within ten (10) days following completion of such offering and no advances shall be permitted pursuant to Revolving Facility B for a period of ninety (90) consecutive days following such repayment.

         1.5 REPAYMENT SCHEDULE . Borrower hereby agrees to pay, and authorizes and directs Lender to collect:

                  (a) Credit Fees (at the time of the issuance of a Credit) and the Commitment Fee (at closing and quarterly, commencing on the last day of June, 1996 and thereafter on the last day of each September, December, March and June and on the Maturity Date), and the Custody Account Fee (at closing and on March 18th of each year) both

                                       11

         payable by Borrower by debit to Borrower's Operating Account Nos. 266-521-2329 or 266-521-2311 at Lender;

                  (b) the amount of any drawing under a Credit not otherwise reimbursed to Lender by advance under the Revolving Notes by debit to Borrower's Operating Account Nos. 266-521-2329 or 266-521-2311 at Lender or any other of Borrower's accounts at Lender, including any account containing cash collateral required pursuant to this Agreement; and

                  (c) advances under the Revolving Notes on the Maturity Date, and accrued interest on the advances under the Revolving Notes quarterly commencing on the last day of June, 1996 and thereafter on the last day of each September, December, March and June and on the Maturity Date, such amounts to be paid by debit to Borrower's Operating Account Nos. 266-521-2329 or 266-521-2311 at Lender or any other of Borrower's accounts at Lender.

                  (d) advances pursuant to the Facility C Note five (5) Business Days after each advance and accrued interest thereon on the 15th day of each month and simultaneously with each principal payment, such amounts to be paid first by debit to the Cash Collateral Account, and to the extent such Cash Collateral Account does not contain sufficient amounts, thereafter by debit to Borrower's other accounts at Lender.

                  (e) Commitment Fee-Facility C shall be payable by debit to Borrower's Operating Account Nos. 266-521-2329 or 266-521-2311.

         1.6 PREPAYMENT . The Borrower shall have the right to prepay without premium at any time any amount owing on the Notes.

         1.7 FACILITY C . (a) The Lender, during the period from the date of this Agreement until April 1, 1997, subject to the terms and conditions of this Agreement, and subject to the condition that at the time of each borrowing issuance hereunder no Default or Event of Default has occurred and is then continuing to occur and that the representations and warranties given by the Borrower in Section 2 as of the date of this Agreement shall remain true and correct in all material respects (except for representations and warranties (i) which are made as of a particular date or (ii) as to which the facts which gave rise to the representation or warranty have changed as a result of circumstances or transactions which are contemplated or permitted pursuant to this Agreement), agrees to make a loan to Borrower up to but not in excess of an aggregate principal amount outstanding at any time of $65,000,000, on the same Business Day upon receipt from Borrower on or before 1:00 p.m. Houston time of written applications for the loan hereunder in the form attached as Exhibit "1.3.1".

         (b) The Borrower's obligation to repay Facility C shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit "1.7" hereto, payable to the

                                       12

order of Lender. The Facility C Note shall bear interest at a variable interest rate of one percent (1%) over the Cash Collateral Account Rate per annum not to exceed the maximum non-usurious interest rate permitted by applicable law with principal amounts due on or before the fifth (5th) Business Day after each principal advance, interest due monthly on the 15th of each month and concurrently with principal payments, and the balance of principal plus accrued and unpaid interest due and payable on or before the April 4, 1997.

         (c) The proceeds of advances under Facility C shall be placed in the Cash Collateral Account, and shall secure the amounts owing pursuant to Facility
C. The amount in the Cash Collateral Account shall never be less than the outstanding principal balance of the Facility C Note. Upon the written request of Borrower, amounts in the Cash Collateral Account may be applied to the outstanding balance of Facility C. The funds in such Cash Collateral Account may only be invested, as designated by Borrower, in interest bearing deposits with Lender or U.S. Treasury Bills with maturities of less than ninety (90) days. In the event Borrower selects U.S. Treasury Bills, the interest rate on the Facility C Note will be adjusted to be the Prime Rate. In the event Borrower makes such election, Borrower will execute such documentation as Lender may reasonably require to perfect its security interest in such U.S. Treasury Bills.

         SECTION 2.  REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

         2.1 CORPORATE EXISTENCE . The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is incorporated and duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary and where failure to qualify will have a material adverse effect upon Borrower.

         2.2 CORPORATE AUTHORITY . The Borrower is duly authorized and empowered to create and issue the Notes, and to execute and deliver this Agreement. The Borrower is duly authorized and empowered to execute and deliver the Security Instruments to which it is a party, and all other instruments referred to or mentioned herein to which Borrower is a party, and all corporate action requisite for the due creation, issuance and delivery of the Notes and the due execution and delivery of this Agreement and the Security Instruments has been duly and effectively taken. This Agreement, the Notes, and the Security Instruments to which the Borrower is a party when executed and delivered will be valid and binding obligations of the Borrower, enforceable in accordance with their terms (subject to any applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights). This Agreement, the Notes, and the Security Instruments do not violate any provisions of the Borrower's corporate charter or bylaws, or any contract, agreement, law or regulation to which the Borrower is subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

                                       13

         2.3 FINANCIAL CONDITION . The Prior Financial Statements which have been delivered to Lender, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present the financial condition and results of the operations of the Borrower as at the dates and for the periods indicated. No material adverse change has occurred since the date of the Prior Financial Statements in the condition, financial or otherwise, of the Borrower.

         2.4 INVESTMENTS, LOANS, ADVANCES AND GUARANTEES . The Borrower has not made Investments in, loans or advances to or guarantees of the obligations of any Person, except as disclosed in the Prior Financial Statements and except for Investments made since that date in the ordinary course of business. The Portfolio Investments of Borrower on the date hereof and relevant terms and conditions related thereto are set forth on Exhibit "2.4". The Borrower (a) is the legal, record and beneficial owner of, and has good title to, the Portfolio Investments, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the Permitted Encumbrances; (b) has full power, authority and legal right to pledge all the Portfolio Investments pursuant to this Agreement; and (c) requires no material consent of any non-governmental party (including, without limitation, shareholders or creditors of the Borrower and the entities which have issued the Portfolio Investments) and requires no material consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, be obtained by the Borrower in connection with the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the assets of the Borrower, except as contemplated by this Agreement. To the best of Borrower's knowledge, all the shares of stock included in the Portfolio Investments have been duly and validly issued, are fully paid and non-assessable. The pledge, assignment and delivery of the Portfolio Investments pursuant to this Agreement creates a valid first lien on and a perfected security interest in the Portfolio Investments, and the proceeds thereof subject only to the Permitted Encumbrances.

         2.5 LIABILITIES AND LITIGATION . No litigation, legal or administrative proceedings, investigation or other action is pending or to the Borrower's knowledge threatened against or affecting the Borrower which is likely to adversely affect the business or the assets of the Borrower or the Borrower's ability to carry on its business as now conducted, except as disclosed in the Prior Financial Statements. To the best of Borrower's knowledge, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or the assets of the Borrower.

         2.6 NO DEFAULT . No Default or Event of Default exists under this Agreement. To the best of Borrower's knowledge, Borrower is not in default in any respect under any contract, agreement or instrument to which Borrower is a party related to a Portfolio Investment, the breach of which is likely to have a material adverse effect

                                       14

on Portfolio Investments, taken as a whole, or a material Portfolio Investment. Borrower is not aware of any default under any contract, agreement or instrument the breach of which is likely to have a material adverse effect on the ability of the Borrower to perform its obligations under the Notes, this Agreement, or any of the Security Instruments or on its ability to conduct its business as now conducted.

         2.7 TAXES . The Borrower has filed all Federal and State income tax returns which are required to be filed as of the date of this Agreement and each has paid all taxes and all assessments received by each to the extent such taxes have become due. Federal income tax liabilities of the Borrower have not been examined and reported on by the Internal Revenue Service for any fiscal year.

         2.8 COMPLIANCE . The Borrower has complied in all material respects with all valid and applicable statutes, rules and regulations of each jurisdiction to which it is subject the violation of which would have a material, adverse effect on the financial condition or operations of Borrower.

         2.9 PENSION REFORM ACT . The Borrower has no Defined Benefit Pension Plan.

         2.10 ENVIRONMENTAL LAWS . To Borrower's knowledge, and except as would not have a material adverse effect on the operations or financial condition of Borrower or on Borrower's ability to perform and pay the Indebtedness and
Obligations:

                  (a) Borrower, and all of its properties, assets, and operations are in compliance with all Environmental Laws (as hereinafter defined).

                  (b) Borrower (i) has no liability for remedial or corrective action or response costs under any Environmental Law, (ii) has not received any request for information by any governmental authority with respect to the condition, use, or operation of any of its properties or assets, and (iii) has not received any notice from any governmental authority or other person with respect to any violation of or liability under any Environmental Law.

         "Environmental Laws" means any and all federal, state and local environmental laws, regulations, and ordinances applicable to Borrower or Borrower's operations, including without limitation the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Federal Water Pollution Control Act and the Oil Pollution Act. "Hazardous Substances" shall mean any item defined as hazardous under the Environmental Laws.

         2.11 FULL DISCLOSURE . Neither this Agreement nor any certificate or written statement or any other factual data furnished by the Borrower or any of its officers in writing in connection with the negotiation of this Agreement or the transactions contemplated hereby contains any statement of a material fact which is untrue in any respect or omits a material fact known to the Borrower to be necessary to make the statements contained herein or therein, taken as a whole, not misleading in any material respect.

                                       15

         2.12 CREDIT AGREEMENTS . Borrower has no agreements in effect providing for or relating to extensions of credit in respect of which Borrower is or may become directly or contingently obligated except for obligations of Borrower undertaken on behalf of companies which have issued securities which are Portfolio Investments, and has not signed any security agreement that is currently outstanding except as disclosed in the Prior Financial Statements.

         2.13 INVESTMENT COMPANY ACT . Borrower is in compliance with the applicable provisions of the Investment Company Act of 1940, as amended in all material respects and, to the best of Borrower's knowledge, is in compliance with or is correcting any non-material non-compliance with such Act.

         2.14 PUBLIC UTILITY HOLDING COMPANY ACT . Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                        SECTION 3. AFFIRMATIVE COVENANTS

         Until the Indebtedness of the Borrower to the Lender has been paid and so long as the Lender has a commitment to the Borrower hereunder:

         3.1 REPORTING REQUIREMENTS . The Borrower will promptly furnish to the Lender from time to time the following information regarding the business affairs and financial condition of the Borrower:

                  (a) as soon as practicable and in any event within thirty (30) calendar days after obtaining knowledge of the occurrence of each Default or Event of Default, the statement of the president or chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower proposes to take with respect thereto;

                  (b) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year:

                           (i) the balance sheet of the Borrower as at the end
                  of such year and the statements of operations, changes in net assets and cash flows of the Borrower for such year, together, with comparative figures for the preceding fiscal year, certified, without qualification except in a manner similar to the qualification in the Prior Financial Statements, by Arthur Andersen LLP or other independent certified public accountants acceptable to the Lender; and

                                       16

                           (ii) the Form 10-K of Borrower as filed with the
                  Securities and Exchange Commission;

                  (c) as soon as available, and in any event, within forty-five
         (45) days after the last day of each fiscal quarter:

                           (i) the balance sheet of the Borrower as of the end of each such fiscal quarter, the statement of operations for such fiscal quarter, signed by the president or chief financial officer of the Borrower; and

                           (ii) the Form 10-Q of Borrower as filed with the Securities and Exchange Commission; and

                           (iii) a Portfolio Valuation Summary as of the end of
                  the end of such fiscal quarter;

                  (d) as soon as available, and in any event, within thirty (30) days following the last day of each month (the "Reporting Date"), the Borrowing Base Report as of the Reporting Date, in form and substance satisfactory to Lender;

                  (e) as soon as available, and in any event within forty-five
         (45) days following the end of each fiscal quarter, the certificate described in Section 3.7 of this Agreement;

                  (f) as soon as available, and in any event with five(5) days following the end of each week, the Lipper Report as of the end of such week, together with a confirmation of Borrower's compliance with the Borrowing Base based upon the values indicated in such Lipper Report, in the form and substance satisfactory to Lender;

                  (g) on or before March 31, 1996, Borrower will provide Lender summary information regarding the Portfolio Investments in form and substance satisfactory to Lender, indicating information relating to buy-sell rights and obligations, funding obligations, restrictions on transfer, voting agreements, registration rights and such similar information as Lender may reasonably request.

                  (h) such other information as the Lender may reasonably request from time to time at reasonable intervals under the then applicable circumstances.

         The Financial Statements shall fairly present the financial position of Borrower and other reports shall be complete and correct in all material respects. The Financial Statements shall be prepared in accordance with generally accepted accounting principles, consistently applied (except that interim financial statements may be subject to customary non-material year-end adjustments and may omit footnote disclosures).

                                       17

         Upon the reasonable request of Lender the Borrower grants to the Lender the right to send the Lender's own representatives and/or employees during normal business hours to inspect and copy the books of the Borrower. Borrower will provide Lender and its counsel reasonable access to or copies of the documentation governing the Portfolio Investments upon Lender's reasonable request.

         3.2 TAXES AND OTHER LIENS . The Borrower will pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid, might become a lien against the property of the Borrower, provided that Borrower shall have the right to diligently contest any such taxes, assessments, charges or claims in good faith by appropriate proceedings if appropriate reserves under generally accepted accounting principles are established and upon stay of levy and execution thereon.

         3.3 MAINTENANCE . Borrower will maintain its corporate existence, remain in or become a corporation in good standing in each jurisdiction in which it is required to be qualified when the failure to qualify would have a material adverse effect on Borrower, and comply in all respects with all valid and applicable statutes, rules and regulations the violation of which would have a material, adverse effect on the financial condition or operations of Borrower, including without limitation the Investment Company Act of 1940, as amended.

         3.4 FURTHER ASSURANCES . Borrower will promptly, at Lender's request, cure any defects in the execution and delivery of this Agreement, the Notes, the Security Instruments and any other instrument or instruments referred to or mentioned herein for the benefit of Lender. Borrower will promptly, and in any event within ten (10) days of Lender's request, execute and deliver to Lender upon request all security agreements, financing statements, stock powers, endorsements, consent letters, instruction letters, or any other instrument required to accomplish the covenants and agreements of Borrower under this Agreement and the Security Instruments. The Borrower covenants and agrees that it will defend the Lender's security interest in and to the Portfolio Investments and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Lender as collateral hereunder and will likewise defend the Lender's security interest therein.

         3.5 PERFORMANCE OF OBLIGATIONS . Borrower will pay the Notes according to the reading, tenor and effect thereof and will do and perform every act and discharge all of the Obligations provided to be performed and discharged by it under this Agreement, the Notes, the Security Instruments and any and all of the instruments referred to or mentioned herein for the benefit of Lender to which it is a party. The Borrower will perform all obligations to be performed by it, pursuant to the terms of each indenture, agreement, contract, and other instrument by which the Borrower or its properties are bound in all material respects, including without limitation all agreements between Borrower and the entities in which Borrower has invested.

                                       18

         3.6 REIMBURSEMENT OF COSTS AND EXPENSES . The Borrower will pay the reasonable fees and expenses of counsel for the Lender in connection with this Agreement and all transactions pursuant hereto. The Borrower will, upon request by Lender, within ten (10) days from said request, reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, to protect the Portfolio Investments of the Borrower, expenses incurred to collect the Notes or to enforce the rights of the Lender under this Agreement or any other instrument referred to or mentioned herein for the benefit of Lender or executed or to be executed in connection herewith, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, and any and all amounts expended by Lender after the occurrence of a Default or an Event of Default and during the continuation thereof as a result of the provisions of Environmental Laws, together with interest at the greater of two percent (2%) over the Prime Rate per annum or 10% per annum, not to exceed the maximum non-usurious interest rate permitted by applicable law, on each such amount from the date that the same is due and payable to the Lender until the date it is repaid to the Lender. All amounts advanced in connection herewith shall be secured by the Collateral more fully described in Section 3.9. Except for expenses advanced by Lender after (i) occurrence of an Event of Default, (ii) to maintain insurance or (iii) to protect and preserve the Collateral, Lender shall provide Borrower not less than five (5) days prior notice of any advance hereunder.

         3.7 CERTIFICATE OF COMPLIANCE . Within forty-five (45) days after the end of each fiscal quarter, there shall be furnished to the Lender a certificate in the form attached as Exhibit "3.7" signed by an authorized officer of the Borrower (1) stating that a review of the activities of the Borrower during such quarter or as of the end of such quarter has been made under his supervision with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under this Agreement, the Notes, and Security Instruments, (2) containing an updated list of the Portfolio Investments of Borrower as of the end of such fiscal quarter, and (3) stating that to the best knowledge and belief of such officer of Borrower the Borrower has kept, observed, performed and fulfilled each and every covenant and condition contained in the Notes, this Agreement and the Security Instruments and to the best knowledge and belief of such officer of Borrower is not at the time in default in the observance, performance or fulfillment of any such covenants and conditions or if the Borrower shall be in default, specifying any such default, the nature and status thereof, and what action, if any, has been taken to remedy the default or defaults.

         3.8 LITIGATION . As soon as possible and in any event, within thirty
(30) calendar days of a president or chief financial officer of Borrower obtaining knowledge thereof, Borrower shall give written notice to Lender of commencement of litigation (other than litigation being defended by an insurance carrier without reservation as to coverage claiming amounts within said coverage) in which the Borrower is reasonably expected to have liability in excess of $100,000 and of all proceedings before any governmental or regulatory agency affecting Borrower in which an adverse decision is reasonably expected to involve amounts in excess of $100,000.

                                       19

         3.9 SECURITY . The Indebtedness and Obligations of the Borrower under this Agreement and the Security Instruments shall be secured by the following:

         (a) As to the Indebtedness and Obligations evidenced by the Revolving Notes:

                    (i) a first and prior security interest in Borrower's Portfolio Investments, whether now owned or hereafter acquired;

                           (ii) a first and prior security interest in the Custody Account;

                           (iii) without limiting any of the foregoing, all of Borrower's books, records, business records, warranties, and indemnities, related to the Portfolio Investments, whether now owned or hereafter acquired; and

                           (iv)  all proceeds of (a)(i) through (a)(iii) above.

         (b) As to the Indebtedness and Obligations evidenced by the Facility C Note:

                           (i)   the Cash Collateral Account;

                           (ii) all investment property acquired with the proceeds of the Facility C Note; and

                           (iii) all proceeds of (b)(i) and (b)(ii) above.

         3.10     BORROWING BASE  REQUIREMENTS.

         (a) The aggregate indebtedness pursuant to Revolving Facility A and the amount of outstanding Credits shall never exceed the Borrowing Base A. The Borrowing Base A is the lesser of (i) $12,500,000 and (ii) fifty percent (50%) of the Current Fair Market Value of Borrower's Eligible Public Securities, provided that the sum of (x) indebtedness pursuant to Revolving Facility A plus
(y) outstanding Credits plus (z) indebtedness pursuant to Revolving Facility B shall not exceed thirty-three percent (33%) of Borrower's Net Asset Value.

         (b) The aggregate indebtedness pursuant to Revolving Facility B shall never exceed the Borrowing Base B. The Borrowing Base B is the least of (i) $7,500,000, (ii) the sum of (y) twenty-five percent (25%) of the Current Fair Market Value of the Other Pledged Securities plus (z) the amount, if any, by which fifty percent (50%) of the Current Fair Market Value of Borrower's Eligible Public Securities exceeds $12,500,000 and (iii) fifty percent (50%) of the Current Fair Market Value of Borrower's Eligible Public Securities, provided that the sum of (x) indebtedness pursuant to Revolving Facility A plus (y) outstanding Credits plus (z) indebtedness pursuant to Revolving Facility B shall not exceed thirty-three percent (33%) of Borrower's Net Asset Value.

                                       20

         (c) In accordance with Section 3.1(d), Borrower shall provide the Lender a calculation of Borrowing Base A on the Borrowing Base Report. In the event, at any time, the aggregate unpaid principal balance of Loans plus the outstanding Credits pursuant to Revolving Facility A exceeds Borrowing Base A calculated as described in 3.10(a) above, (i) in the event such excess is occasioned by the sale of one or more Portfolio Investments, the Borrower will cause the proceeds of such sale to be applied to reduce the Revolving Facility A until the amount of such excess is eliminated and (ii) in the event such excess is not occasioned by the sale of Portfolio Investments, the Borrower will promptly, but in any event no later than within twenty (20) Business Days, reduce the indebtedness under the Revolving Facility A until the amount of such excess is eliminated, provided that in the event the outstanding balance pursuant to Revolving Facility A exceeds 75% of the Current Fair Market Value of the Eligible Public Securities, Borrower shall be required to repay such excess within ten (10) Business Days of the occurrence of such event.

         (d) In accordance with Section 3.1(d), Borrower shall provide the Lender a calculation of Borrowing Base B on the Borrowing Base Report. In the event, at any time, the aggregate unpaid principal balance of Loans pursuant to Revolving Facility B exceeds the Borrowing Base B calculated as described in 3.10(b) above, (i) in the event such excess is occasioned by the sale of one or more Portfolio Investments, the Borrower will cause the proceeds of such sale to be applied to reduce the Revolving Facility B until the amount of such excess is eliminated and (ii) in the event such excess is not occasioned by the sale of Portfolio Investments, the Borrower will promptly, but in any event no later than within twenty (20) Business Days, reduce the indebtedness under the Revolving Facility B until the amount of such excess is eliminated, provided that in the event the outstanding balance pursuant to Revolving Facility B exceeds 50% of the Current Fair Market Value of the Eligible Other Securities, Borrower shall be required to repay such excess within ten (10) Business Days of the occurrence of such event.

                          SECTION 4. NEGATIVE COVENANTS

         In the absence of a written consent from Lender (in the manner hereinafter provided), so long as any part of the Indebtedness shall remain unpaid or the Lender has a commitment to the Borrower hereunder:

         4.1 GUARANTEES AND DEBTS . The Borrower will not incur any Funded Debt or guarantee any Debt, except that the foregoing restrictions shall not apply to:

                  (a) the Notes, Credits, and other obligations or liabilities pursuant to this Agreement or the Security Instruments;

                  (b) indebtedness for borrowed money not to exceed $500,000 outstanding at any time; and

                  (c) guaranties of obligations of Persons who have issued one or more of the Portfolio Investments.

                                       21

         4.2 DIVIDENDS AND REDEMPTION . The Borrower will not declare or pay dividends (other than a dividend payable solely in stock of the Borrower) or make any other distribution on account of, or purchase, acquire, redeem or retire any stock of the Borrower other than retirement of outstanding common stock of the Borrower upon conversion to other common or preferred stock of the Borrower, whether now or hereafter outstanding other than (i) the payment of cash dividends in an amount not to exceed the greater of (y) the sum of Borrower's taxable net investment income plus Borrower's taxable net capital gains in any fiscal year and (z) $.50 per share in any fiscal year, and (ii) purchase, acquisition, redemption or retirement of outstanding common stock provided that neither before nor after the payment of such cash dividend or such purchase, acquisition, redemption or retirement a Default or Event of Default exists hereunder.

         4.3 MERGERS, ETC.   The Borrower will not merge or consolidate with any
other corporation. The Borrower will not liquidate or dissolve.

         4.4 ENCUMBRANCES . The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, lien or encumbrance on any of the Portfolio Investments except that the foregoing restrictions shall not apply to:

                  (a) liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings;

                  (b) liens required by this Agreement or any of the Security Instruments;

                  (c) judgments in existence less than 30 days after the entry thereof or with respect to which execution has been properly stayed; and

                  (d) encumbrances consisting of trading restrictions imposed by law and restrictions imposed by contract upon the ability of Borrower to dispose of the Collateral without complying with one or more requirements regarding the sale thereof.

         As to the liens and encumbrances permitted pursuant to paragraph (a) above, Borrower's right to contest diligently in good faith by appropriate proceedings is conditioned upon the Borrower setting up appropriate reserves under generally accepted accounting principles and upon stay of levy and execution thereon.

         4.5 SALE OF ASSETS . The Borrower will not sell, transfer or otherwise dispose of any of its assets except in the ordinary course of business (which shall specifically include the disposition of Portfolio Investments from time to time, but not in bulk). Notwithstanding any provision hereof or of the Security Instruments to the contrary, so long as neither before nor after such sale no Default or Event of Default exists or would exist, Borrower may sell Portfolio Investments in the ordinary course of business, and upon any such sale the security interest granted to Lender in such Portfolio Investments shall terminate and be of no further force and effect, and Lender shall deliver to Borrower (or to a broker designated by Borrower) the

                                       22

certificate or certificates representing such Portfolio Investments and, at Borrower's request and expense, shall execute such releases and other instruments as Borrower may reasonably request to reflect the release of such Portfolio Investments from the lien and security interest created hereby provided that to the extent proceeds are required to be applied to the Revolving Notes pursuant to Section 3.10(c) or Section 3.10(d), such proceeds are so applied.

         4.6 TRANSACTIONS WITH AFFILIATES . Borrower will not enter into transactions with an Affiliate (other than a Person in whom the Borrower has made an Investment) which is not in an arms-length basis comparable to the terms which would apply to a transaction with a bona-fide third party.

         4.7 VALUATION PROCEDURES . Unless otherwise required by the Securities and Exchange Commission or by generally accepted accounting principles, Borrower will not change, in any material respect, its methodology for determining the fair market value of Eligible Other Securities and Eligible Public Securities.

                    SECTION 5. EVENTS OF DEFAULT AND REMEDIES

         5.1 EVENTS OF DEFAULT . Any of the following events which shall occur and be continuing shall be considered an Event of Default as that term is used herein:

                  (a) Borrower does not (i) pay within five (5) days of when due any installment of principal or interest of the Revolving Notes (ii) pay when due any amount owing pursuant to the Facility C Note, (iii) pay when due any amount due pursuant to Section 3.10(c) and 3.10(d), or
         (iv) provide cash collateral to fully secure unexpired Credits on the Maturity Date;

                  (b) Borrower does not pay at the scheduled maturity (but after expiration of any grace period applicable to such maturity) or when due whether by acceleration or otherwise (subject to applicable grace periods) all or any part of any Funded Debt of the Borrower to any other person or entity;

                  (c) The Borrower shall fail or refuse to furnish to the Lender any information, data, certificate, or other document required by
         Section 3.1 (b) through (f) of this Agreement at the times required thereby and such failure or refusal continues for ten (10) days (as to the information required by Section 3.1(d) or 3.1(f)) or for thirty
         (30) days as to information required by the balance of such section or Borrower fails or refuses to provide any other information, data, certificate or other document within thirty (30) days after Lender's request therefor;

                  (d) The Borrower does not comply with or fails in the performance of any covenant contained in Section 3 of this Agreement (other than delivery of information which shall be governed by Section 5.1(c) hereof and the provisions of Section 3.10 which shall be governed by Section 5.1(a)), or contained in any of the Security

                                       23

         Instruments to be kept or performed by the Borrower or any Subsidiary for a period of more than thirty (30) days after written notice of such violation is given by Lender to Borrower;

                  (e) The Borrower does not comply with or fails in the performance of any covenant contained in Section 4 of this Agreement to be kept or performed by the Borrower;

                  (f) Any representation or warranty made by the Borrower herein or in any of the Security Instruments proves to have been untrue in any material respect, or any representation, statement (including financial statements), certificate or data furnished or prepared and made available by the Borrower to Lender hereunder proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified;

                  (g) The Borrower shall discontinue business, or the Borrower shall (i) make a general assignment for the benefit of creditors, or
         (ii) apply for or consent to the appointment of a receiver, a trustee or liquidator of itself or of all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of the Borrower or appoints a receiver, trustee or liquidator of the Borrower or of all or a substantial part of its assets, or (vi) take or omit to take any action for the purpose or with the result of effecting or permitting any of the foregoing.

         5.2 REMEDIES . Upon the happening of an Event of Default specified in
Section 5.1(g), immediately and without notice, and upon the happening and during the continuance of any other Default or Event of Default specified in
Section 5.l, at the option of the Lender, without notice to Borrower, Lender may declare any commitment hereunder cancelled and cease advances thereunder, and/or upon the happening of an Event of Default specified in Section 5.1(g), immediately and without notice, and otherwise, at the option of the Lender, upon notice to Borrower, Lender may declare the entire aggregate principal amount of the Notes then outstanding and the interest accrued thereon immediately due and payable without further notice and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Borrower and require Borrower to cash secure all outstanding Credits.

                                       24

                               SECTION 6. CLOSING

         The closing of the loans and the commencement of advances pursuant to the Credit Facility contemplated hereby shall be subject to the satisfaction of the following conditions:

         6.1 COUNSEL TO LENDER . All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell & Riggs, LLP, counsel to the Lender.

         6.2 REQUIRED DOCUMENTS . The Lender shall have received executed copies of the following closing documentation:

                  (a)      This Agreement;
                  (b)      The Revolving Note A
                  (c)      The Revolving Note B;
                  (d)      The Facility C Note;
                  (e)      The Security Agreement;
                  (f)      The Custody Agreement;
                  (g)      The Notice of Final Agreement; and
                  (h) Such other documentation as Lender may require, including without limitation the documentation set forth on Exhibit "6.2".

         6.3 OTHER CONDITIONS . Other conditions and/or documentation have been completed and/or executed in a manner satisfactory to Lender in its sole discretion.


                            SECTION 7. MISCELLANEOUS

         7.1 SURVIVAL OF VARIOUS MATTERS . All representations and warranties of the Borrower and its Subsidiaries herein shall be deemed remade as of the date of any borrowing hereunder, and all covenants and agreements herein not fully performed before the date of this Agreement, shall survive such date.

         7.2 NOTICES . All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be personally served or sent by telex, telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service and (i) if given by personal service, telex (confirmed by telephone) or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt, (ii) if sent by telex or telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being sent, (iii) if sent by mail, it shall be deemed to have been given upon receipt and (iv) if sent by Federal Express, the Express Mail Service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given twenty-four
(24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid and properly addressed to Borrower or

                                       25

Lender, as the case may be. For purposes hereof, the address of Borrower and Lender shall be as follows:

         BORROWER:
         --------
                  Equus II Incorporated
                  2727 Allen Parkway Suite 2500
                  Houston, Texas  77019
                  Attention: Nolan Lehmann
                  Fax No.:  (713) 529-9545

                  with a copy to:

                  Porter & Hedges, LLP
                  700 Louisiana, Suite 3500
                  Houston, Texas 77002
                  Attention:  William W. Wiggins, Jr.
                  Fax No.: (713) 228-4935

         LENDER:
         ------
                  NationsBank of Texas, N.A.
                  700 Louisiana
                  Houston, Texas  77002
                  Attention:  Larry B. Bell
                  Fax No.:  (713) 247-7150

                  with a copy to:

                  Gardere Wynne Sewell & Riggs, LLP
                  333 Clay Avenue, Suite 800
                  Houston, Texas  77002
                  Attention:  Mr. Robert W. Bramlette

                  Fax No.:  (713) 308-5555

Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it.

         7.3 SUCCESSORS AND ASSIGNS . All covenants and agreements herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns and all covenants and agreements herein contained by or on behalf of the Lender shall bind the Lender and its successors and assigns.

                                       26

         7.4 RENEWALS . All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the Indebtedness originally represented by the Notes.

         7.5 NO WAIVER . No course of dealing on the part of the Lender or its officers or employees, or any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement, the Notes, or Security Instruments, shall operate as a waiver thereof. The rights and remedies of the Lender under this Agreement, the Notes, and the Security Instruments shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         7.6 GOVERNING LAW . This Agreement and the Notes which may be issued hereunder shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas.

         7.7 NON-SUBORDINATION . The Notes shall never be in a position subordinate to any indebtedness owing to any other creditor of the Borrower or its Subsidiaries, except to the extent that such other creditor may hold a lien or liens on specific assets of the Borrower or its Subsidiaries pursuant to the terms hereof or with the knowledge and written consent of the Lender.

         7.8 EXHIBITS . The Exhibits attached to this Agreement are incorporated herein for all purposes, and shall be considered a part of this Agreement. Those exhibits are: Borrowing Application - Exhibit "1.3.1"; Revolving Note-A - Exhibit "1.3.2"; Revolving Note-B - "Exhibit "1.3.3"; Facility C Note - Exhibit "1.7"; Portfolio Investments - Exhibit "2.4"; Certificate of Compliance - Exhibit "3.7"; Borrowing Base Report - Exhibit "3.10"; and Closing Requirements
- - Exhibit "6.2".

         7.9 PAYMENT ON NON-BUSINESS DAYS . Whenever (i) any payment to be made hereunder or under the Notes or (ii) any certificate, report or financial statement is due on a day that is a Saturday, Sunday or banking holiday under the laws of the State of Texas, such payment shall be made on the next succeeding day which is not a Saturday, Sunday or banking holiday under the laws of the State of Texas and such extension of time shall be included in the computation of interest due with such payment.

         7.10 SEVERABILITY . In the event any one or more of the provisions contained in this Agreement, the Notes, or the Security Instruments, or in any other instrument referred to herein or executed in connection with or as security for the Notes shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes, or the Security Instruments, or any other instrument referred to herein or executed in connection with or as security for the Notes. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall auto-

                                       27

matically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.

         7.11 CONTROLLING DOCUMENT . Should a direct conflict exist between the specific terms of the Notes, this Agreement or any of the Security Instruments, the Notes shall control over this Agreement and the Security Instruments, and this Agreement shall control over the Security Instruments and the exhibits attached to this Agreement.

         7.12 SAVINGS CLAUSE . Nothing contained in this Agreement or in the Notes or in any other agreement or undertaking relating hereto shall be construed to obligate Borrower, under any circumstances whatsoever, to pay interest in excess of the maximum rate that Borrower may pay pursuant to applicable law and in regard to which Borrower would be prohibited from successfully raising the claim or defense of usury (the "Maximum Rate"). In the event that any sums received from Borrower are at any time under applicable law deemed or held to provide a rate of interest in excess of the Maximum Rate, the effective rate of interest on the loans hereunder shall be deemed reduced to and shall be the Maximum Rate and the Borrower and all sureties, endorsers and guarantors shall accept as their sole remedy under such circumstances either the return of any sums of interest which may have been collected and which produced a rate in excess of the Maximum Rate, or the application of those sums as a credit against the unpaid principal amount of the loan, whichever remedy may be elected by Lender. In addition, in the event that the Notes are prepaid or the maturity of the Notes is accelerated by reason of election by Lender hereunder, then all unearned interest shall either be cancelled or, if theretofore paid, shall either be returned to Borrower or credited on the unpaid principal amount due under the Notes, whichever action may be elected by Lender.

         7.13 INVESTMENT . Lender represents that it is the present intention of Lender to acquire the Notes for its own account for the purpose of investment and not with a view to the distribution or sale thereof, subject, nevertheless, to the necessity that Lender remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representation shall not affect the character of the loans pursuant to this Agreement as commercial lending transactions, and that Lender may grant a participation interest in the Notes in the ordinary course of business.

         7.14 SET OFF . Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Indebtedness, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Lender under this Section are in addi-

                                       28

tion to other rights and remedies (including, without limitation, other rights of set off) which the Lender may have.

         7.15 INDEMNITY . BORROWER AGREES TO INDEMNIFY AND HOLD LENDER AND ITS OFFICERS, EMPLOYEES, DIRECTORS AND AGENTS HARMLESS AGAINST ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES WHICH MAY BE ASSERTED AGAINST LENDER IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN CLAIMS ARISING FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         7.16 ARBITRATION . If any dispute arises among Borrower and Lender under this Agreement or under any of the Security Documents, then such dispute shall be resolved by binding arbitration in accordance with the Arbitration Program described on Exhibit "7.16" attached hereto.

         7.17 CHANGE OF ADVISORS . If, at any time while the Notes have any amount outstanding or the Lender has a commitment hereunder, either Equus Capital Management Corporation or Equus Capital Corporation cease to serve in their current management and advisory capacities; a "Change of Advisors" shall be deemed to have occurred. The Borrower shall promptly, but in any event within ten (10) days give written notice to Lender upon obtaining knowledge of an event which is or would constitute the occurrence of a Change of Advisors. Lender shall, upon the happening of a Change of Advisors, have the privilege of declaring the Revolving Note to be due and payable on a date not earlier than sixty (60) days from the date of the exercise of said privilege. All Notes then outstanding shall thereupon become due and payable on the date specified in the notice sent to the Borrower by Lender including the principal amount thereof plus accrued interest thereon to the accelerated maturity date and any amounts owed by Borrower to Lender pursuant to this Agreement or the Security Instruments and all Credits shall be required to be secured by cash collateral.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

                                       29

         THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.

                                               EQUUS II INCORPORATED, a Delaware
                                                    corporation

                                               By /s/PATRICK M. CAHILL
                                                     Patrick M. Cahill
                                                     Vice President

                                               NATIONSBANK OF TEXAS, N.A.


                                               By /s/LARRY B. BELL
                                                     Larry B. Bell
                                                     Senior Vice President

                                       30

                                 EXHIBIT "1.3.1"
                                LOAN APPLICATION

                              ______________, 19__


TO:               ____________________________________________

FROM:             ____________________________________________


         1. Reference is made to that certain Loan Agreement, dated as of March __, 1996 (the "Agreement"), between Equus II Incorporated, as Borrower, and NationsBank of Texas, N.A. as Lender. All terms defined in such Agreement shall have the same meaning herein.

         2. Please be advised that during normal banking hours on ,______ 19__ , Borrower shall borrow from Lender the aggregate principal sum of $_______ which, when borrowed, will cause the total outstanding principal amount of indebtedness pursuant to the Credit Facility plus outstanding Letters of Credit to be $_____.

         3. Borrower has not acquired knowledge of any event which would make any representation or warranty set forth in Section 2 of the Agreement untrue in any material respect except as such may have been superseded by information previously furnished to Lender, representations relating expressly to a given date and as follows:

         4. No Event of Default exists, and no event has occurred which with the lapse of time or notice or both could become an Event of Default.

         5. Please deposit the amount borrowed to Account #____________________.


                                                     Very truly yours,

                                                     ---------------------------


                                 Exhibit "1.3.2"


                                REVOLVING NOTE-A

                           P R O M I S S O R Y N O T E

                             [Revolving Facility A]


$12,500,000                                                       March 18, 1996

         FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, Equus II Incorporated, a Delaware corporation, acting by and through its duly authorized officer, ("Borrower"), PROMISES TO PAY TO THE ORDER OF NationsBank of Texas, N.A. ("Lender"), in Houston, Harris County, Texas, the sum of Twelve Million Five Hundred Thousand DOLLARS ($12,500,000) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a rate equal to Prime Rate plus one-quarter percent (1/4%) per annum, floating daily ("Stated Rate"), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. This
Note is payable as follows:

          Interest shall be due and payable quarterly as it accrues, on the last day of June, September and December of 1996 and on the 3rd day of April, 1997, when the entire balance of principal and accrued interest shall be due and payable.

         It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at Prime Rate plus two percent (2%) not to exceed the Maximum Rate.

         Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

         Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this
Note is uniform throughout the term hereof.

         Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

         As used in this Note, the term "Prime Rate" shall mean the variable rate of interest announced by Lender from time to time as its prime rate of interest and, without notice to the maker of this Note or any other person, such rate of interest shall change as and when changes in that prime rate of interest are announced. The Prime Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that Lender may make various commercial or other loans at rates of interest having no relationship to the Prime Rate. If at any time the "Prime Rate" of Lender is no longer available, then the owner of this Note ("Owner") will designate a different "Prime Rate" as announced by a national banking association of Owner's choice.

         Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.

         Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

         The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance. The provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01, ET SEQ, as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.

         This Note is the Revolving Note A referred to in, is subject to, and is entitled to the benefits of, the Loan Agreement of even date herewith between Borrower and Lender, as that Loan Agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events.

         This Note is entitled to the benefits of and security afforded by the Security Agreement-Pledge of even date herewith between Borrower and Lender, as that Security Agreement-Pledge may be amended, modified or supplemented from time to time. This Note is subject to the provisions contained in the foregoing security instrument which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

         Borrower represents and warrants that this loan is for business, commercial, investment or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                               EQUUS II INCORPORATED, a Delaware
                                               corporation

                                                By:
                                                     Patrick M. Cahill
                                                      Vice President

                                 Exhibit "1.3.3"


                                REVOLVING NOTE-B


                           P R O M I S S O R Y N O T E

                             [Revolving Facility B]

$7,500,000                                                        March 18, 1996

         FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, Equus II Incorporated, a Delaware corporation, acting by and through its duly authorized officer ("Borrower"), PROMISES TO PAY TO THE ORDER OF NationsBank of Texas, N.A. ("Lender"), in Houston, Harris County, Texas, the sum of Seven Million Five Hundred Thousand DOLLARS ($7,500,000) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a rate equal to Prime Rate plus three-quarters of one percent (3/4%) per annum, floating daily ("Stated Rate"), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. This
Note is payable as follows:


          Interest shall be due and payable quarterly as it accrues, on the last day of June, September and December of 1996 and on the 3rd day of April, 1997, when the entire balance of principal and accrued interest shall be due and payable.

         It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at Prime Rate plus two percent (2%) not to exceed the Maximum Rate.

         Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

         Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this
Note is uniform throughout the term hereof.

         Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

         As used in this Note, the term "Prime Rate" shall mean the variable rate of interest announced by Lender from time to time as its prime rate of interest and, without notice to the maker of this Note or any other person, such rate of interest shall change as and when changes in that prime rate of interest are announced. The Prime Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that Lender may make various commercial or other loans at rates of interest having no relationship to the Prime Rate. If at any time the "Prime Rate" of Lender is no longer available, then the owner of this Note ("Owner") will designate a different "Prime Rate" as announced by a national banking association of Owner's choice.
- --------
Initials

         Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.

         Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

         The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance. The provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01, ET SEQ, as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.

         This Note is the Revolving Note B referred to in, is subject to, and is entitled to the benefits of, the Loan Agreement of even date herewith between Borrower and Lender, as that Loan Agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events.

         This Note is entitled to the benefits of and security afforded by the Security Agreement-Pledge of even date herewith between Borrower and Lender, as that Security Agreement-Pledge may be amended, modified or supplemented from time to time. This Note is subject to the provisions contained in the foregoing security instrument which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

                                      -3-

         Borrower represents and warrants that this loan is for business, commercial, investment or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.


                                   EQUUS II INCORPORATED, a Delaware corporation

                                   By:
                                        Patrick M. Cahill
                                        Vice President

                                      -4-

                                  Exhibit "1.7"

                                 FACILITY C NOTE

                           P R O M I S S O R Y N O T E

                                [Facility C Note]

$65,000,000                                                       March 29, 1996

         FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, Equus II Incorporated, a Delaware corporation, acting by and through its duly authorized officer ("Borrower"), PROMISES TO PAY TO THE ORDER OF NationsBank of Texas, N.A. ("Lender"), in Houston, Harris County, Texas, the sum of Sixty-Five Million and No/100 DOLLARS ($65,000,000) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a rate equal to Cash Collateral Account Rate plus one percent (1%) per annum, floating daily (subject to adjustment as set forth in Section 1.7(c) of the Loan Agreement) ("Stated Rate"), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. This Note is payable as follows:

         Interest shall be payable on the 15th day of each month and simultaneously with repayment of principal. Principal shall be payable on the fifth (5th) Business Day following each advance in an amount equal to such advance.

         The entire balance of principal and accrued interest shall be due and payable on April 4, 1997.

         It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at Prime Rate plus two percent (2%) not to exceed the Maximum Rate.

         Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

         Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this
Note is uniform throughout the term hereof.

         Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

         As used in this Note, the term "Cash Collateral Account Rate" shall mean the interest rate actually earned by Borrower on investments in that certain Cash Collateral Account (as such term is defined in the Loan Agreement) during the period principal amounts are owed pursuant to this Note.

         Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.


         Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

         The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance. The provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01, ET SEQ, as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.

         This Note is the Facility C Note referred to in, is subject to, and is entitled to the benefits of, the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender, as that Loan Agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events.

         This Note is entitled to the benefits of and security afforded by the Security Agreement-Pledge (Facility C) dated March 29, 1996, between Borrower and Lender, as that Security Agreement-Pledge (Facility C) may be amended, modified or supplemented from time to time. This Note is subject to the provisions contained in the foregoing security instrument which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

         Borrower represents and warrants that this loan is for business, commercial, investment or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                               EQUUS II INCORPORATED, a Delaware
                                               corporation

                                               By:
                                                    Patrick M. Cahill
                                                    Vice President

                                   EXHIBIT 2.4

                   PORTFOLIO INVESTMENTS - PUBLIC CORPORATIONS


                                               DIRECTOR POSITIONS                        NUMBER OF
                                                     HELD BY            NUMBER OF     SHARES OF STOCK     NUMBER OF
                                                REPRESENTATIVE OF       SHARES OF      AUTHORIZED TO      SHARES OF
   NAME OF ISSUING                               BORROWER OR ITS          STOCK        BE ISSUED (BY    STOCK HELD BY
     CORPORATION          CLASSES OF STOCK          AFFILIATES         OUTSTANDING         CLASS)          BORROWER
   ---------------        ----------------     ------------------      -----------    ----------------  -------------


                                                                                         [TO BE PROVIDED BY EQUUS]




                                   EXHIBIT 2.4

              PORTFOLIO INVESTMENTS - PUBLIC CORPORATIONS (CONT'D)

                                                                                          NUMBER OF SHARES
                   NUMBER OF                       CURRENT PUBLIC                         OF STOCK SOLD BY
                   REGISTERED                       INFORMATION                             BORROWER OR
 DATE STOCK WAS    SHARES OF      STOCK EXCHANGE    REQUIREMENTS      AVERAGE WEEKLY      AFFILIATE WITHIN
  ACQUIRED BY      STOCK HELD      (IF ANY) OR      OF RULE 144      TRADED VOLUME OF     PRECEDING THREE          ADDITIONAL
    BORROWER       BY BORROWER        NASDAQ          SATISFIED            STOCK               MONTHS             INFORMATION
    --------       -----------        ------          ---------            -----               ------             -----------













                                   EXHIBIT 2.4

                    PORTFOLIO INVESTMENTS - PRIVATE COMPANIES

                          DIRECTOR POSITIONS
                               HELD BY
                          REPRESENTATIVE OF                                                          NUMBER OF SHARES OF
   NAME OF ISSUING         BORROWER OR ITS                                 NUMBER OF SHARES OF      STOCK AUTHORIZED TO BE
      CORPORATION             AFFILIATES            CLASSES OF STOCK         STOCK OUTSTANDING         ISSUED (BY CLASS)
   ---------------        ------------------        ----------------       -------------------      ----------------------
                                                                                         [TO BE PROVIDED BY EQUUS]




                                   EXHIBIT 2.4

               PORTFOLIO INVESTMENTS - PRIVATE COMPANIES (CONT'D)


 NUMBER OF SHARES OF        DATE STOCK WAS            ADDITIONAL
STOCK HELD BY BORROWER    ACQUIRED BY BORROWER        INFORMATION
- ----------------------    --------------------        -----------



                                  EXHIBIT "3.7"

                            CERTIFICATE OF COMPLIANCE

     In accordance with Section 3.7 of the Loan Agreement ("Loan Agreement") dated March __, 1996, between NationsBank of Texas, N.A. ("Lender") and Equus II Incorporated, ("Borrower"), I,_____________________ ,_________________ of the
Borrower do hereby certify that the following is true and correct as of_______ , 19__.

          1. To the best of my knowledge and belief, that the Borrower is not in default under the Loan Agreement, the Notes, and the Security Instruments.

          2. Attached is a list of Borrower's Portfolio Investments as of the end of the preceding fiscal quarter.

          The foregoing terms are used as defined in the Loan Agreement.


                                              ----------------------------------
                                               (Signature of Certifying Officer)


                                 EXHIBIT "3.10"

                              BORROWING BASE REPORT

                                     FORM OF
                           BORROWING BASE CERTIFICATE

NO. ____________________                           Dated ____________, 19_______

          In accordance with a loan agreement ("Agreement") dated March __, 1996 between NationsBank of Texas, N.A. ("Lender") and Equus II Incorporated ("Borrower"), I, ____________________________ of the Borrower hereby certify and warrant that the following schedule accurately states Borrower's Eligible Public Securities and Eligible Other Securities and Borrower's Borrowing Base A and Borrowing Base B as of the date hereof:

Borrowing Base A

          1.Eligible Public Securities                             $____________

                                                                      x .50

          2.Adjusted Eligible Public Securities                     $___________

          3.Outstanding Principal Balance - Revolving Facility A    $___________

          4.Face Amount, Unexpired Credits - Revolving Facility A   $___________

          5.Sum of 3 + 4                                            $___________

          6.Availability - Revolving Facility A (Line 2
            minus Line 5)                                           $___________

Borrowing Base B

          7.Eligible Other Securities                               $___________

                                                                      x .25

          8.Adjusted Eligible Other Securities                      $___________

          9.Lesser of Line 8 and Line 2                             $___________

          10.Outstanding Principal Balance - Revolving Facility B   $___________

          11.Availability - Revolving Facility B (Line 9 minus
             Line 10)                                               $___________

          12.Overall Facility Availability                          $20,000,000

          13.Net Asset Value                                        $___________

                                                                       x. .33

          14.Adjusted Net Asset Value                               $___________

          15.Lesser of Line 12 and Line 14                          $___________

          16.Outstanding Usage Facility A (Line 5)                  $___________

          17.Outstanding Balance Facility B (Line 10)               $___________

          18.Total Usage (Line 16 + 17)                             $___________

          19.Availability - Overall Facility (Line 15 minus Line 18)$___________

          20.Availability - A (Lesser of 6 and 19)                  $___________

          21.Availability - B (Lesser of 11 and 19)                 $___________

     The Undersigned further certifies and covenants that there has been no material adverse change in the financial condition of Borrower from that shown by the financial statements furnished to Lender and to the best of his knowledge that no default under the Agreement is existing on the date of this certificate, and that the foregoing report is true and correct as of the date, and that the items mentioned herein constitute collateral in accordance with the terms of the Agreement.

                                          --------------------------------------
                                           Signature of Certifying Officer
                                          Title:________________________________

                                  Exhibit "6.2"

                              CLOSING REQUIREMENTS


                                 Exhibit "7.16"

                               ARBITRATION PROGRAM

MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

                 1. SPECIAL RULES. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                 2. RESERVATIONS OF RIGHTS. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

            No provision in the Security Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any controversy or claim.